Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 [FILE NO. 333-274076 and FILE NO. 333-281714] of our report dated July 16, 2024, with respect to the consolidated financial statements of Tokyo Lifestyle Co., Ltd. (formerly known as “Yoshitsu Co., Ltd.”) and its subsidiaries (“the Company”) included in this Annual Report on Form 20-F for the year ended March 31, 2025.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York

July 10, 2025